Exhibit 10.4

                                 EXECUTION COPY

                                    AGREEMENT

      THIS AGREEMENT (the "Agreement") is made this 15th day of May, 2003, by and among BRANDPARTNERS GROUP, INC., a Delaware corporation with a principal place of business at 777 Third Avenue, 30th Floor, New York, New York ("BPTR"), WILLEY BROTHERS, INC., a New Hampshire corporation with a principal place of business at Rochester, New Hampshire (the "Company"); JAMES M. WILLEY of Rye, New Hampshire, individually and THOMAS P. WILLEY of Stratham, New Hampshire, individually (collectively, the "Employees" or the "Consultants," and individually an "Employee" or a "Consultant"); and James M. Willey as trustee of the JAMES M. WILLEY TRUST - 1995 and Thomas P. Willey as trustee of THE THOMAS
P. WILLEY REVOCABLE TRUST OF 1998 (collectively the "Holders" and individually a "Holder").

      WHEREAS, each of the Employees, respectively, and the Company are parties to an Employment Agreement dated January 11, 2001, as amended ("Employment Agreements");

      WHEREAS, James M. Willey, individually and as trustee of the James M. Willey Trust - 1995, Thomas P. Willey, individually and as trustee of The Thomas
P. Willey Revocable Trust of 1998, and Financial Performance Corporation n/k/a BrandPartners Group, Inc. entered into a certain Stock Purchase Agreement dated January 11, 2001, as amended ("SPA");

      WHEREAS, BPTR issued to each of the Holders a term note dated January 11, 2001, as amended, in the original principal amount of Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) pursuant to the SPA (individually, a "Term Note" and collectively, the "Term Notes" as more specifically defined in the SPA);

      WHEREAS, BPTR issued to each of the Holders a term note dated January 11, 2001, as amended, in the original principal amount of One Million Dollars ($1,000,000) pursuant to the SPA (individually, a "24-Month Note" and collectively the "24-Month Notes" as more specifically defined in the SPA);

      WHEREAS, pursuant to, and in accordance with the terms and conditions of, the SPA, BPTR has agreed to pay to each of the Holders certain Earn-Out (as that term is defined in the SPA) obligations;

      WHEREAS, the Company and each of the Employees desire to supercede each of the Employment Agreements in their entirety on the terms and conditions set forth herein;

      WHEREAS, BPTR and each of the Holders desires to amend the obligations owed to each of the Holders by BPTR pursuant to the SPA on the terms and conditions set forth herein; and

      WHEREAS, BPTR, the Company and each of the Holders and Employees wish to settle all their respective claims against each other.

      NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

   1. Effectiveness of Certain Provisions.

         1.1 Sections 2 through 9 of this Agreement shall become effective immediately upon full and final payment, in cash or other immediately available funds, by or on behalf of BPTR, to the Holders, of the full amount of the principal balance due under the respective 24-Month Notes, to be made at or contemporaneously with the closing of any transaction (a "Transaction") not in the ordinary course of business (including, without limitation, a debt or equity investment in, or a refinancing of all or a portion of the indebtedness of, either the Company or BPTR), but in any event not later than September 1, 2003 (individually a "Note Payment" and collectively the "Note Payments"), such payments to be applied in complete satisfaction of the 24-Month Notes as set forth in Section 8.1.2 below. Upon receipt by the Holders of the Note Payments, in cash or other immediately available funds, said Sections 2 through 9 of this Agreement shall become effective without further notice to or consent or other action of any party hereto (the "Effectiveness"), and the escrow agent ("Escrow Agent") under that certain Escrow Agreement among BPTR, the Company, the Holders and the Escrow Agent, dated as of even date herewith (the "Escrow Agreement"), shall release the Term Notes, the 24-Month Notes and the releases to the appropriate parties as described in Sections 8 and 9 below. In the event that the Note Payments are not made on or before September 1, 2003, the Escrow Agent shall promptly return the Term Notes and the 24-Month Notes to the respective Holders and shall mark the releases "cancelled" and return the releases to the appropriate parties, all no later than September 3, 2003.

   2. Employment.

      2.1 Upon the Effectiveness, if any, the Employment Agreements shall be deemed terminated in their entirety without further obligation on the part of the Company or the Employees thereunder for periods following the Effectiveness.

      2.2 Upon the Effectiveness, the Employees shall, subject to earlier termination pursuant to Section 3 below, be employed as salesmen by the Company until December 31, 2003 (the "Employment Term"). The duties of the Employees shall be to support the generation of large sales opportunities and support national and regional accounts which the parties acknowledge and agree shall require two days per week.


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

      2.3 During the Employment Term, in consideration of the performance by each of the Employees of the services provided for herein and their observance of the covenants contained herein, the Company shall pay each Employee a bi-weekly salary of $2,884.62.

   3. Termination of Employment.

      3.1 Subject to the other terms and conditions hereof, the Employee's employment under this Agreement shall terminate on the earlier of (i) December 31, 2003 or (ii) any of the following events:

            3.1.1 Upon the death of the Employee, as follows: If Employee shall die during the Employment Term, this Agreement shall terminate on the date of death and his Holder shall be entitled to receive his base salary at the rate provided in Section 2.3 for the lesser of (i) 90 days or (ii) the remainder of the Employment Term, plus reimbursement of all expenses due to the Employee.

            3.1.2 For Cause, as follows: The Company may terminate the Employee's employment for Cause, upon written notice to the Employee. As used in this Agreement, "Cause" shall mean (A) a conviction or plea of guilty or nolo contendere to a felony (or indictable offense) or a misdemeanor (or summary conviction offense) involving moral turpitude, or
      (B) any act or omission of the Employee which in the view of the Company
      (i) constitutes a material breach by the Employee of this Agreement, or
      (ii) is a grossly negligent or willful violation of corporate policy, or
      (iii) constitutes a material breach of the Employee's fiduciary duties, or
      (iv) is a statement or act by the Employee which violates the Company's personnel policies then in effect or which reasonably might expose the Company to any claim or legal action, or (v) is an act or failure to perform any act (other than in good faith) to the detriment of the business of the Company. In the event that the Company elects to terminate this Agreement in accordance with this Section 3.1.2, the Company shall first provide the Employee with written notice stating with reasonably sufficient specificity the reasons for concluding that it has Cause to terminate this Agreement pursuant to this Section 3.1.2. Upon receipt of the Company's notice, the Employee shall have ten (10) days to respond to the Company in writing that he reasonably believes that the acts or omissions can be cured, that he has commenced to cure such failure and that such cure can be completed within forty-five (45) days of such written notice. In such event, the Employee shall have the right to cure the circumstances giving rise to the Company's reasons for terminating this Agreement within such forty-five (45) day period, if such circumstances are curable. In the event the Employee is terminated pursuant to the terms of this Section 3.1.2, the Employee shall be entitled to receive his base salary provided in Section 2.3 at the rate provided in Section 2.3 only through the date of termination.

            3.1.3 Without Cause, as follows: The Company may terminate the Employee's employment without Cause, upon five (5) days written notice to the


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

      Employee. In such event, the Company shall pay to the Employee, on the date of such termination, an amount equal to the base salary remaining for the Employment Term.

            3.1.4 For Good Reason, as follows: The Employee may terminate his employment for Good Reason (as defined below), upon thirty (30) days written notice to the Company. As used in this Agreement, "Good Reason" shall mean the Employee's resignation due to, in the Employee's view, a material breach of this Agreement by the Company and the failure of the Company to cure such breach within forty-five (45) days of receipt by the Company of written notification from the Employee of such breach. Such written notification shall state with reasonably sufficient specificity the reasons for concluding that the Employee has Good Reason to terminate this Agreement. In the event of such resignation, the Employee shall be entitled to receive, through the balance of the Employment Term as if no resignation has occurred, his base salary at the rate provided in Section 2.3.

            3.1.5 Without Good Reason, as follows: The Employee may terminate his employment without Good Reason, upon ten (10) days prior written notice to the Company. Upon such termination, the Employee shall be entitled to receive his base salary at the rate provided in Section 2.3 through the date of termination.

4. Health Benefits.

      4.1 During the Employment Term and the Consulting Term the Company shall provide each of the Employees and their respective spouses with comprehensive health benefits. Upon termination of the Employment Term or the Consulting Term for any reason, the Company shall continue to provide to each Employee and his spouse health insurance coverage at the same coverage level provided as of the date hereof, until such time as such Employee or his spouse, as appropriate, becomes eligible for Medicare coverage (the "Post-Term Heath Benefits").

5. Consulting.

      5.1 Following the termination of the Employment Term and continuing until January 1, 2005 unless earlier terminated as provided in Section 5.4 below (the "Consulting Term"), at the request and direction of the Company's Chief Executive Officer and/or Chief Operating Officer, and subject to each Employee's schedule, the Employees shall provide consulting services to the Company in the area of national and regional account sales (during the Consulting Term, each of the Employees shall be known as a "Consultant"). Work is to be performed at such location as the Company may reasonably designate. The Company shall provide reasonable notice of assignments which shall in any event not be less than one week's notice.

      5.2 During the Consulting Term, the Company agrees to pay each Consultant the rate of $1,000.00 per day, or any portion thereof, for services rendered in his capacity


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

as a consultant for the Company, including travel time in connection with providing such services. Consulting fees shall be paid upon presentation of an invoice from the Consultant.

      5.3 During the Consulting Term, the Company agrees to reimburse each Consultant the cost of reasonable expenses incurred in the performance of his consulting services upon presentation of expense statements or vouchers or such other supporting information as the Company may reasonably require of the Consultant.

      5.4 Either party may terminate the consulting engagement upon ninety (90) days written notice to the other parties. In the event that one of the Consultants terminates his rights and obligations pursuant to this Section 5, then the rights and obligations of the non-terminating Consultant shall continue unaffected by such termination.

6. Restrictions.

      6.1 Confidentiality. The Employee acknowledges that, in the course of his employment and his engagement as a consultant, he has had and will have access to and has become and will become aware of and informed of confidential and/or proprietary information that is a competitive asset of the Company, its parents, subsidiaries and affiliates, including, without limitation the terms of agreements or arrangements between the Company and third parties, marketing strategies, marketing methods, development ideas and strategies, personnel training and development programs, financial results, strategic plans and demographic analyses, trade secrets, business plans, product designs, statistical data, and any non-public information concerning the Company, its employees, suppliers, or customers (collectively, "Confidential Information"). The Employee will keep all Confidential Information in strict confidence while employed or engaged as a consultant by the Company and thereafter and will not directly or indirectly make known, divulge, reveal, furnish, make available or use any Confidential Information (except in good faith in the course of his regular authorized duties on behalf of the Company and for the benefit of the Company). The Employee's obligations of confidentiality hereunder will survive the termination of this Agreement, until and unless any such Confidential Information becomes, through no fault of the Employee, generally known to the public or the Employee is required by law to make disclosure (after giving the Company notice and an opportunity to contest such requirement). The Employee's obligations under this Section 6.1 are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which the Employee may have to the Company under general legal and/or equitable principles.

      6.2 Non-Solicitation. During the Employment Term and the Consulting Term and ending on the later to occur of (i) two (2) years after expiration or termination of the Employment Term or (ii) two (2) years after the expiration or termination of the Consulting Term, the Employee shall not, without the prior written consent of the Company, directly or indirectly, (i) solicit or encourage any employee of the Company to leave the employ of the Company, (ii) hire any employee who has left the employ of the


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

Company within one (1) year of the termination of such employee's employment with the Company, or (iii) solicit or induce any customer, client or account of the Company, or encourage any customer, client, account, supplier or other party conducting business with the Company to change or alter the conduct of such business in any manner which adversely effects the Company or its business or operations.

      6.3 Non-Compete. During the Employment Term and the Consulting Term and for a period ending on the later to occur of (i) two (2) years after expiration or termination of the Employment Term or (ii) two (2) years after the expiration or termination of the Consulting Term, the Employee agrees that he will not, in any manner, be engaged directly or indirectly, within the United States of America, its territories and possessions (or for such lesser period of time or for such lesser geographical areas as may be determined by a court of law or equity to be a reasonable limitation on such competitive activities) as an employee, partner, officer, director, representative, consultant, agent, stockholder, member or otherwise, in competition with the business which the Company or any of its affiliates or subsidiaries are conducting, or are planning to conduct, at the time of the expiration or termination of the Employment Term or the Consulting Term; provided, however, nothing shall prohibit the Employee from owning up to 5% of the outstanding securities of any such company, the capital stock of which is publicly traded.

      6.4 Non-disparagement. During the Employment Term and the Consulting Term and thereafter, each Employee agrees not to take any action or make any statement the effect of which would be, directly or indirectly, to impair the goodwill of the Company, or any of its parents, subsidiaries or affiliates, or the business reputation or good name of the Company, or any of its parents, subsidiaries or affiliates, or to make any other statement which would be otherwise detrimental to the interests of the Company, or any of its parents, subsidiaries or affiliates, and the Company, together with its parents, subsidiaries and affiliates, agrees not to take any action or make any statement the effect of which would be, directly or indirectly, to impair the goodwill of the Employees, or the business reputation or good name of the Employees, or to make any other statement which would be otherwise detrimental to the interests of the Employees.

      6.5 Injunctive Relief. Since the Company and the Employees will be irreparably damaged if the provisions of this Section 6 are not specifically enforced, the such parties shall be entitled to an injunction or any other appropriate decree of specific performance (without the necessity of posting any bond or other security in connection therewith) restraining any violation or nonfulfillment of the covenants under this Section 6 by the other party(ies). Such remedies shall not be exclusive and shall be in addition to any other remedy, at law or in equity, which the parties may have for any breach or threatened breach of this Section 6 by the other party(ies).

7. Acknowledgment of Outstanding Balances.

      7.1 The parties hereto hereby acknowledge and agree that the following accurately reflects the principal balance of the designated obligations (reflecting the


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

aggregate owed to the Holders) as of the date hereof, and that all payments in respect of such obligations required or permitted to be made as of such date have been made:

                  Term Notes (aggregate)
                  $7,500,000

                  24-Month Notes (aggregate)
                  $2,000,000

                  Earn-Out (aggregate)
                  $500,000

8. Settlement of Certain Obligations.

      8.1 Upon the Effectiveness, the 24-Month Notes shall be deemed amended, effective as of January 11, 2001, to reflect an interest rate of 5.75%, the minimum applicable federal rate as of such date, and the following obligations shall be deemed irrevocably settled and compromised as set forth below:

            8.1.1 Term Notes. Each of the Term Notes, including outstanding principal and accrued and unpaid interest, shall be forgiven and canceled, and the Escrow Agent shall release the Term Notes to BPTR.

            8.1.2 24-Month Notes. The outstanding principal of each of the 24-Month Notes shall be deemed paid and all the accrued interest shall be deemed paid, and the Escrow Agent shall release the 24-Month Notes to BPTR.

            8.1.3 Earn-Out. The outstanding Earn-Out obligations, including outstanding principal and accrued and unpaid interest, shall be deemed forgiven and no further Earn-Out obligations shall accrue.

      8.2 Upon the Effectiveness all of the parties' respective rights and obligations under the SPA, the Term Notes, the 24-Month Notes and the Employment Agreements shall be deemed terminated, except that the rights of the Holders pursuant to Section 5.3 of the SPA shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated by this Agreement.


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

9. Release.

      9.1 Upon the Effectiveness, the parties' mutual general releases, in form and substance as attached hereto as Exhibit A, shall be released by the Escrow Agent to the respective beneficiaries thereunder.

10. Miscellaneous

      10.1 Notice. All notices, requests, consents or other communications to be sent or given under this Agreement shall be in writing and shall be delivered by hand, overnight courier, certified mail or electronic facsimile, in each case with written confirmation of receipt. Notice to any party shall be deemed received on the day of delivery if delivered, with confirmation of receipt, by electronic facsimile, by courier or by hand during normal business hours, and the following day if delivered after normal business hours. Delivery of all notices shall be made to the following persons at the address provided or such other person or address as a party shall designate by written instrument provided to the other parties:

If to the Employees/Consultants or the Holders:

James M. Willey
P.O. Box 487
Rye Beach, New Hampshire 03871
overnight delivery address:
536 Central Road
Rye, New Hampshire 03870

Thomas P. Willey
18 Winding Brook Drive
Stratham, New Hampshire 03885

With a copy to:

William V.A. Zorn, Esq.
McLane, Graf, Raulerson & Middleton
  Professional Association
P.O. Box 326
Manchester, New Hampshire 03105-0326
overnight delivery address:
900 Elm Street
Manchester, New Hampshire 03101
Facsimile: 603-625-5650


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

If to BPTR or the Company:

BrandPartners Group, Inc.
777 Third Avenue, 30th Floor
New York, New York 10017
Attn: Edward T. Stolarski
Facsimile: 212-421-2933

With a copy to:

Jennifer G. Buesser, Esq.
BrandPartners Group, Inc.
777 Third Avenue, 30th Floor
New York, New York 10017
Facsimile:  212-421-2933

      10.2 Entire Agreement. This Agreement constitutes the entire Agreement among the parties hereto with respect to the subject matter hereto and supersedes all prior correspondence, conversations and negotiations.

      10.3 Interpretation Guidelines. In this Agreement: the use of any gender shall include all genders; the singular number shall include the plural and the plural the singular as the context may require; whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms; the words "include," "including," and "such as" shall each be construed as if followed by the phrases "without being limited to"; the words "herein," "hereof," "hereunder" and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular Section hereof unless expressly so stated; the section headings herein are for convenience of reference only and shall not affect in any way the interpretation of any of the provisions hereof.

      10.4 No Presumption Against Drafter. Each of the parties hereto has participated in the negotiation and drafting of this Agreement. In the event that there arises any ambiguity or question of intent or interpretation with respect to this Agreement, this Agreement shall be construed as if drafted jointly by all of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

      10.5 Expenses. BPTR and/or the Company shall bear the reasonable attorneys' fees and expenses incurred by each party in connection with, relating to or arising out of the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. BPTR and the Company agree that such fees and expenses shall be payable upon presentation of an invoice from the attorneys for the Employees/Consultants and the Holders, but in any event not later than the earlier of (i) September 1, 2003 or (ii) the closing of a Transaction.


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

      10.6 Assignment. Neither party may assign or otherwise transfer this Agreement or any of its rights or obligations hereunder to any third party without the prior without the prior written consent of the other parties, except that each of the Company and BPTR may assign this Agreement to a purchaser of all or substantially all of its assets. If a party assigns this Agreement or any right created hereby without such an exception and without the prior written consent of the other parties, as the case may be, the assignment shall be null and void.

      10.7 Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument and all of which together shall constitute a single document. Signatures and other longhand notations transmitted by electronic facsimile shall be deemed to be original for purposes of the construction and enforcement of this Agreement.

      10.8 Modification/Termination. No modification or termination of this Agreement shall be valid unless such modification or termination is in writing and signed by each of the parties hereto. If the Note Payments are not made on or before the earlier of (i) September 1, 2003 or (ii) the closing of a Transaction, this Agreement shall automatically terminate on such date, and the parties' respective obligations under the Employment Agreements, the SPA (including the Earn-Out), the Term Notes and the 24-Month Notes shall remain in full force and effect.

      10.9 Waiver. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person or party against whom charged.

      10.10 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if the invalid or unenforceable provision was omitted.

      10.11 Governing Law and Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Hampshire, without regard to conflict of laws principles. The parties, to the extent that they can legally do so, hereby consent to service of process, and to be sued, in the State of New Hampshire and consent to the jurisdiction of the courts of the State of New Hampshire and the United States District Court for the District of New Hampshire, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of their obligations hereunder or with respect to the transactions contemplated hereby, and expressly waive any and all objections they may have to venue in such courts.


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

      IN WITNESS WHEREOF, the parties hereto have set their hands, duly authorized where applicable, as of the date and year first above written.


WITNESSES                           THOMAS P. WILLEY
                                    ------------------------------------
                                    /s/ Thomas P. Willey


                                    JAMES M. WILLEY
                                    ------------------------------------
                                    /s/ James M. Willey


                                    THE THOMAS P. WILLEY REVOCABLE TRUST OF 1998


                                    By: /s/Thomas P. Willey
                                        --------------------------------
                                        Thomas P. Willey, Trustee

                                    JAMES M. WILLEY TRUST - 1995


                                    By: /s/James M. Willey
                                        --------------------------------
                                        James M. Willey, Trustee



                                    BRANDPARTNERS GROUP, INC.


                                    By: /s/ Edward T. Stolarski
                                        --------------------------------
                                    Name:  Edward T. Stolarski
                                    Title:  Chairman and Chief Executive Officer


                                    WILLEY BROTHERS, INC.


                                    By: /s/ James F. Brooks
                                        --------------------------------
                                    Name:  James F. Brooks
                                    Title:  Chief Operating Officer

                                                                       EXHIBIT A

                                 MUTUAL RELEASE

      THIS MUTUAL RELEASE (this "Release") is entered into and made effective as of this 15th day of May, 2003, by and between Willey Brothers, Inc., a New Hampshire corporation with a principal place of business at 10 Main Street, Rochester, New Hampshire 03839 (the "Company") and BrandPartners Group, Inc., a Delaware corporation with a principal place of business at 777 Third Avenue, New York, New York 10017 ("BPTR"), on the one hand (the Company and BPTR are collectively referred to herein as the "Company Parties"), and Thomas P. Willey, of Stratham, New Hampshire, as an individual and as trustee of The Thomas P. Willey Revocable Trust of 1998 (the "TPW Trust"), the TPW Trust, James M. Willey, of Rye, New Hampshire, as an individual and as trustee of the James M. Willey Trust - 1995 (the "JMW Trust") and the JMW Trust on the other hand (Thomas P. Willey, the TPW Trust, James M. Willey and the JMW Trust are collectively referred to herein as the "Willey Parties").

      WHEREAS, this Release is being executed and delivered in connection with that certain Agreement, dated as of even date herewith, by and among the Company Parties and the Willey Parties (the "Settlement Agreement"); and

      WHEREAS, the parties hereto desire to set forth herein their agreements and understandings with respect to the foregoing.

      NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. Release by Company Parties. Each of the Company Parties does hereby fully and forever irrevocably waive, release and discharge each of the Willey Parties, and his or its current and former officers and directors, trustees, beneficiaries, employees, agents, attorneys, representatives, predecessors, heirs, executors, administrators, successors and assigns (collectively, the "Willey Released Parties") from any and all actions, causes of action, suits, debts, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims and demands whatsoever, in law or equity (including, without limitation, any and all rights to obtain indemnification, contribution or other relief from or against any of the Willey Released Parties), which such Company Party or its successors, agents and/or assigns ever had, now has or have or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing, known or unknown, mature or contingent, in any way arising prior to and including the date hereof, except with respect to the rights and obligations contained in the Settlement Agreement, which shall continue in full force and effect.

      2. Release by Willey Parties. Each of the Willey Parties does hereby fully and forever irrevocably waive, release and discharge each of the Company Parties, and its current and former officers and directors, employees, agents, attorneys, representatives, predecessors, successors and assigns (collectively, the "Company Released Parties") from any and all actions, causes of action, suits, debts, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims and demands whatsoever, in law or equity (including, without limitation, any and all rights to obtain indemnification, contribution or other relief from or against any of the Company Released Parties), which such Willey Party or its successors, agents and/or assigns ever had, now has or have or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing, known or unknown, mature or contingent, in any way arising prior to and including the date hereof, except with respect to the rights and obligations contained in the Settlement Agreement, which shall continue in full force and effect.

      2. Covenants Not to Sue. Each of the Company Parties hereby irrevocably covenants to refrain from directly or indirectly asserting any claim or demand, and from commencing, instituting, or causing to be commenced, any proceeding of any kind against any Willey Released Party, upon any matter released hereby. Each of the Willey Parties hereby irrevocably covenants to refrain from directly or indirectly asserting any claim or demand, and from commencing, instituting, or causing to be commenced, any proceeding of any kind against any Company Released Party, upon any matter released hereby.

      3. Severability. If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the same shall be deemed severed in such circumstances, and the other provisions of this Release will remain in full force and effect. Any provision of this Release that shall be held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      4. Amendments; Governing Law; Counterparts. This Release may not be changed except in a writing signed by the person or persons against whose interest such change shall operate. This Release shall be governed by and construed under the laws of New Hampshire, without regard to principles of conflicts of law. This Release may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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

     IN WITNESS WHEREOF, the parties have executed and delivered this Release effective as of the day and year set forth above.

                                    THOMAS P. WILLEY

                                    --------------------------


                                    JAMES M. WILLEY

                                    --------------------------


                                    THE THOMAS P. WILLEY REVOCABLE TRUST OF 1998

                                    By: ________________________________
                                        Thomas P. Willey, Trustee


                                    JAMES M. WILLEY TRUST - 1995

                                    By: ________________________________
                                        James M. Willey, Trustee


                                    BRANDPARTNERS GROUP, INC.

                                    By: ________________________________
                                    Name:   Edward T. Stolarski
                                    Title:  Chairman and Chief Executive Officer


                                    WILLEY BROTHERS, INC.

                                    By: ________________________________
                                    Name:   James F. Brooks
                                    Title:  Chief Operating Officer


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